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              Keystone America Hartwell Emerging Growth Fund, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                                                  July 8, 1997




Dear Shareholder:

     Recently we mailed you a Prospectus/Proxy Statement containing a proposal to combine Keystone America Hartwell Emerging Growth Fund, Inc. with Evergreen Aggressive Growth Fund. We have not yet received votes sufficient to approve the proposal at the adjourned shareholder meeting scheduled for July 14, 1997.

     The Funds' Directors and Trustees have reviewed the proposed reorganization and believe it will provide you with the following significant benefits:

o Potential for lower annual operating expenses
o Lower portfolio turnover rate, resulting in lower capital gains distributions
o Seasoned portfolio management

     Evergreen Aggressive Growth Fund has been managed by Harold Ireland since its inception in 1983. Throughout his investment career, he has specialized in small to mid capitalization growth stock investments. His association with Sir John Templeton, the renowned money manager, spanned 16 years. He is a member of both the Financial Analysts Federation and the New York Society of Security Analysts as well as a Director of the Stock and Bond Club of South Florida.

     Evergreen   Aggressive  Growth  Fund  concentrates  on  financially  strong companies with the following characteristics:

o 5-year track record of "business momentum" in sales and earnings, exceeding 20% annually
o Low debt
o Insider ownership
o Leaders in their respective industries
o Ability to sustain high revenue growth and profit growth over the long term
o Dynamic growth prospects

     In consideration of the above benefits and the recommendation of the Funds' Directors and Trustees, you are encouraged to vote FOR this proposal. We have enclosed a proxy card and return envelope for your convenience. Your vote is very important, so please return your vote FOR this proposal.


Sincerely,


William Ennis                               Harold Ireland
Managing Director                           Vice President and Portfolio Manager
Evergreen Keystone Investment               Evergreen Aggressive Growth Fund
  Services, Inc.